EXHIBIT 32.02

CERTIFICATION PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b) OF THE
SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report on Form 10-QSB for the quarter ended March 31, 2007 of Deer Valley Corporation (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles G. Masters, Chief Financial Officer of the Company, certify pursuant to Rule 13a-14(b) or 15d-14(b) of the Securities and Exchange Act of 1934, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Charles G. Masters
Charles G. Masters
Acting Chief Financial  Officer

Date: August 14, 2007

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.